QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Post- Effective Amendment No. 1 to Registration Statement No. 33-77526 and Registration Statement Nos. 33-65980, 333-70477, and 333-151645 on Form S-8, and Registration Statement Nos. 333-189408 and 333-196739 on Form S-3 of our reports dated February 20, 2015, relating to the consolidated financial statements and consolidated financial statement schedule of Fossil Group, Inc., and subsidiaries and the effectiveness of Fossil Group, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fossil Group, Inc. for the year ended January 3, 2015.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 20, 2015

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM